As filed with Securities and Exchange Commission on June 16, 2010
Registration No.: 33-29038

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
FORM S-8
REGISTRATION STATEMENT
Under the Securities Act of 1933
Santander Holdings USA, Inc.
(Exact name of registrant as specified in its charter)

Virginia	23-2453088

State or other jurisdiction of incorporation or organization	I.R.S. Employer I.D. No.

75 State Street, Boston, Massachusetts	02109

(Address of Principal Executive Offices)	(Zip Code)
SANTANDER 401(K) PLAN
(Full title of the plan)
Santander Holdings USA, Inc.
75 State Street
Boston, MA 02109
(617) 346-7200
(Name, address and telephone number of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☐

EXPLANATORY STATEMENT
Santander Holdings USA, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 filed on June 9, 1989 (File No. 33-29038) (the “Registration Statement”) to deregister all the shares of common stock (the “Shares”) and all the plan interests that were registered pursuant to the Registration Statement in connection with the Santander 401(k) Plan (the “Plan”) (originally known as the Penn Savings Bank Retirement Savings Plan) but were not issued.
The Registrant previously filed a Form 15 and suspension of duty to file reports under Section 15(d) of the U.S. Securities Exchange Act of 1934, as amended. The Registration Statement is hereby amended to remove from registration and to deregister the Shares and any plan interests remaining unissued under the Plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston, Commonwealth of Massachusetts on June 15, 2010.

Santander Holdings USA, Inc.
By:	/s/ Richard A. Toomey, Jr.
	Name:	Richard A. Toomey, Jr.
	Title:	General Counsel